Sub-Item 77D: Policies with respect to Security Investments

Shareholders of Aquila Tax-Free Trust of Arizona approved changes to the Fund's fundamental investment policies on September 17, 2013. The Registrant's definitive proxy statement on Schedule 14A, filed with the Securities and Exchange
Commission on June 24, 2013 (Accession No. 0000784056-13-000062)
is incorporated herein by reference for a description of changes to the Fund's fundamental investment policies.